EXHIBIT 99.1

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Commentary for the Week Ended December 5, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
12/5/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.79%	1.79%	20.76%
Class B Units	1.78%	1.78%	19.79%

S&P 500 Total Return Index**	-2.18%	-2.18%	-39.02%
Lehman Long Government Index**	4.01%	4.01%	16.72%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***
*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
Positions in the fixed income sectors performed well this past week, with a majority of the gains coming from the European markets.  Expectations of aggressive interest rate cuts by the Central Banks of Australia, New Zealand, Sweden, the UK, and Europe helped to push prices higher across the sector.  The European Bund and Bobl and UK Long Gilts were among the most profitable positions.

o
In the U.S. markets, anticipation the Federal Reserve will cut rates again led to an increase in speculative buying.  Friday’s employment report showed the biggest single monthly decline in jobs since 1974 and pushed fixed income prices up as risk-averse investors sought to preserve capital in the U.S. Treasury markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Agriculturals/Softs
●	Grant Park’s positions in the grains, livestock, and softs markets are predominantly short.
o
The falling price of corn was the main driver in performance in the grains markets.  Breaking a key support level of $3 per bushel last week, corn prices finished the week down 10.1%, due to declining crude oil prices and the troubled ethanol industry.

o
Grant Park benefited from weakness in the softs this past week, as short positions in the coffee and sugar markets posted gains.  Decreased demand for physical commodities and poor performance in other sectors led to a wave of liquidation in the softs markets, driving down price.

o	In the livestock markets, a combination of lower feed prices and the USDA’s report predicting lower meat exports for 2009 put pressure on live cattle prices and created profits for Grant Park.

Equity Indices
●	Grant Park’s positions in the domestic and international equity indices markets are predominantly long.
o
Finishing a profitable week in the sector, Grant Park endured some minor setbacks in several markets.  Long positions in the Italian MIB Index registered losses as reports of declining industrial activity in the UK and Eurozone weighed on prices.

o
Declining metals and energy prices weighed on Canadian equity markets this past week resulting in losses in Grant Park’s long position in the S&P/TSX-60 Index.  Analysts also attribute the decline in Canadian equities to the release of Canadian jobs data, which showed the lowest employment levels since 1982.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.